UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 26, 2017

ACER THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Third Street, Suite #2240, Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 902-6100
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01.    Regulation FD Disclosure.

On September 26, 2017, Acer Therapeutics Inc. (the “Company”) will deliver a corporate presentation at the Cantor Fitzgerald Global Healthcare Conference, which will be available via webcast, using slides containing the information attached to this Current Report on Form 8-K as Exhibit 99.1. The presentation includes an overview of the Company’s clinical development program for EDSIVO™, the Company’s lead program for the treatment of Vascular Ehlers-Danlos Syndrome (vEDS). The attached presentation will be made available on the Investor Relations page of the Company’s website at https://acertx.com/investor-relations. The Company does not undertake to update this presentation.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description
99.1                Acer Therapeutics Inc. corporate presentation, September 26, 2017.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section, nor be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACER THERAPEUTICS INC.

Dated: September 26, 2017	By:	/s/ Harry S. Palmin
Harry S. Palmin
Chief Financial Officer